Exhibit 99.1

$250 Million Merger Between Enterprise Acquisition Corp. and ARMOUR Residential REIT, Inc.

Transaction to form new residential mortgage REIT

NEW YORK, NY – July 29, 2009 – Enterprise Acquisition Corp. (“Enterprise”) (NYSE Alternext US: EST), a public investment vehicle, and ARMOUR Residential REIT, Inc., a Maryland corporation (“ARMOUR”), announced today that they have signed an agreement and plan of merger pursuant to which Enterprise will merge with a wholly-owned subsidiary of ARMOUR. ARMOUR intends to invest, on a leveraged basis, primarily in adjustable-rate, hybrid adjustable-rate, and fixed rate residential mortgage-backed securities issued or guaranteed by the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation, and the Government National Mortgage Administration (collectively, “Agency Securities”). The credit quality of Agency Securities will generally allow ARMOUR to obtain favorable financing terms in the current environment of tightened credit standards. ARMOUR will be externally managed and advised by ARMOUR Residential Management LLC, a Delaware limited liability company (“ARRM”). The transaction is expected to be completed early in the fourth quarter of 2009, pending approval by Enterprise’s stockholders and warrant holders and subject to certain closing conditions.

“There is an especially compelling opportunity to invest in Agency residential mortgage backed securities because of their long term attractive return profile. This transaction is a great way to give our investors the opportunity to invest at just above book value when many similar mortgage REITs are valued at substantial premiums to book value,” said Daniel C. Staton, President and CEO of Enterprise who will become Non-Executive Chairman of ARMOUR upon completion of the transaction. Mr. Staton added, “We are excited to partner with Jeffrey Zimmer and Scott Ulm, Co-Chief Executive Officers of ARMOUR. Jeff and Scott have a strong background of profitably investing in residential mortgage backed Agency securities and generating significant returns for their investors. We believe that after this transaction, ARMOUR will be well positioned to generate attractive risk-adjusted returns for our shareholders.”

As a result of the merger, the holders of common stock and warrants of Enterprise will become holders of securities of ARMOUR and will receive like securities of ARMOUR, on a one-to-one basis, in exchange for their existing Enterprise securities. The holders of Enterprise’s common stock and warrants will own the same proportion of ARMOUR’s securities as their current holdings in Enterprise, except as increased by (A) the cancellation of founder’s shares and (B) the conversion of public shares by any holder thereof exercising its conversion rights. ARRM will not be receiving any consideration, including any shares in ARMOUR, as a result of the transaction other than the management fees ARRM will be paid pursuant to the management agreement. As a condition of the transaction, Enterprise’s warrant holders will be asked to amend the strike price of their warrants to (i) increase the exercise price of Enterprise’s warrants from $7.50 per share to $11.00 per share and (ii) extend the expiration date of the warrants by one year to November 7, 2012.

“We are excited about this opportunity to join with the Enterprise team in creating a publicly-traded vehicle for investors to access the Agency residential mortgage securities market, which we believe offers the potential for significant risk-adjusted returns,” said Jeffrey Zimmer, who will also be President of ARMOUR. “ARMOUR will offer investors a strong focus on corporate governance, a shareholder friendly fee structure, and a conservative approach to liquidity management,” added Scott Ulm, who will be ARMOUR’s Chief Investment Officer.

Conference Call Information

Enterprise and ARMOUR will host a conference call at 1:00pm Eastern Time on Thursday, July 30, 2009 to discuss the proposed merger of Enterprise and ARMOUR. The call will be open to the public, in listen only mode, and can be accessed by dialing (800) 891-6979 (United States) or 1 (212) 231-2909 (International). The number should be dialed at least 10 minutes prior to the start of the call. The slides complementary to the presentation will be available prior to the call on the web site of the SEC at www.sec.gov as part of Enterprise’s 8-K filing today and on the SEC Filings page of Enterprise’s website, www.enterpriseacq.com.

About Management

ARMOUR’s investment team will be led by Co-Chief Executive Officers Jeffrey J. Zimmer and Scott J. Ulm. Mr. Zimmer has worked in the mortgage securities market for 25 years. From September 2003 through March 2008 he was Chief Executive Officer of Bimini Capital Management, Inc., a publicly traded REIT which managed over $4 billion of agency mortgage assets, approximately $4 billion in short term repurchase liabilities, and $100 million in long term debt. Prior to 2003, he was a managing director at RBS/Greenwich Capital in the Mortgage-Backed and Asset-Backed Department where since 1990, he held various positions that included working closely with some of the nation’s largest hedge funds, mortgage banks and investment management firms on various mortgage-backed securities investments. Mr. Zimmer was employed at Drexel Burnham Lambert in the institutional mortgage-backed sales area from 1984-1990.

Mr. Ulm has 23 years of structured finance and debt capital markets experience, including mortgage-backed securities. Since 2005, Mr. Ulm has been Chief Executive Officer of Litchfield Capital Holdings, a structured finance manager. From 1986-2005, he held a variety of senior positions at Credit Suisse both in New York and London including Global Head of Asset-Backed securities, Head of United States and European Debt Capital Markets, and Global Co-Head of Collateralized Debt Obligations. While at Credit Suisse, Mr. Ulm was responsible for the underwriting and execution of more than $100 billion of mortgage and asset-backed securities.

Enterprise Acquisition Corp.

Located in Boca Raton, Florida, Enterprise Acquisition Corp. (www.enterpriseacq.com) is a blank check company formed for effecting a merger, capital stock exchange, asset acquisition or other similar business combination with one or more operating businesses. The prospective target is not limited to a particular industry.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, about Enterprise, ARMOUR and their combined business after completion of the proposed acquisition. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of Enterprise's and ARMOUR's management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the failure of Enterprise stockholders to approve the merger agreement and the transactions contemplated thereby; the number and percentage of Enterprise's stockholders voting against the acquisition and electing conversion rights; changing interpretations of generally accepted accounting principles; continued compliance with government regulations; legislation or regulatory environments; cyclical business trends; general economic conditions; geopolitical events and regulatory changes, as well as other relevant risks detailed in Enterprise's filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Neither Enterprise nor ARMOUR assumes any obligation to update the information contained in this press release.

Enterprise and ARMOUR caution that the foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in Enterprise’s filings with the Securities and Exchange Commission (“SEC”). All subsequent written and oral forward-looking statements concerning Enterprise and ARMOUR, the merger, the related transactions or other matters and attributable to Enterprise and ARMOUR or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Enterprise and ARMOUR caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Enterprise and ARMOUR do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.

Additional Information

Enterprise expects to file a preliminary proxy statement concerning the proposed transaction, which will be subject to review by the Securities and Exchange Commission ("SEC"). Enterprise stockholders and warrantholders and other interested persons are urged to read the proxy statement and other relevant materials when they become available as they will contain important information about Enterprise, ARMOUR and the proposed transaction. Such persons can also read Enterprise’s final prospectus dated November 7, 2007 and other SEC filings for a description of the security holdings of the Enterprise officers and directors and their respective interests in the successful consummation of the proposed transaction. The definitive proxy statement will be mailed to stockholders and warrant holders as of a record date to be established for voting on the proposed transaction. Enterprise’s stockholders and warrant holders will be able to obtain a free copy of Enterprise's filings at the Securities and Exchange Commission's internet site (http://www.sec.gov). Copies of such filings can also be obtained, without charge, by directing a request to Enterprise Acquisition Corp., 6800 Broken Sound Parkway, Boca Raton, FL 33487.

Participation In Solicitation

Enterprise and its directors, executive officers, and advisors, and ARMOUR and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Enterprise securities in respect of the proposed merger. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement relating to the proposed transaction when it becomes available and Enterprise’s Annual Reports on Form 10-K as filed with the SEC, and Enterprise’s Quarterly Reports on Form 10-Q as filed with the SEC, and any other Enterprise filing with the SEC.

Investor Contact

Ezra Shashoua

Chief Financial Officer

Enterprise Acquisition Corp.

(561) 988-1700